Exhibit 99.4

KRAFT FOODS GROUP, INC.

Offer to Exchange

New $1,000,000,000 1.625% Notes due 2015                for                $1,000,000,000 1.625% Notes due 2015

New $1,000,000,000 2.250% Notes due 2017                for                $1,000,000,000 2.250% Notes due 2017

New $1,034,657,000 6.125% Notes due 2018                for                $1,034,657,000 6.125% Notes due 2018

New $900,000,000 5.375% Notes due 2020                for                $900,000,000 5.375% Notes due 2020

New $2,000,000,000 3.500% Notes due 2022                for                $2,000,000,000 3.500% Notes due 2022

New $877,860,000 6.875% Notes due 2039                for                $877,860,000 6.875% Notes due 2039

New $787,483,000 6.500% Notes due 2040                for                $787,483,000 6.500% Notes due 2040

New $2,000,000,000 5.000% Notes due 2042                for                $2,000,000,000 5.000% Notes due 2042

Pursuant to the Prospectus, dated                     , 2012

To Our Clients:

Enclosed for your consideration is a Prospectus dated                     , 2012 (the “Prospectus”) and a Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by Kraft Foods Group, Inc. (the “Issuer”) to (i) exchange new 1.625% Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2015 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 1.625% Notes due 2015 (the “Outstanding 2015 Notes”), (ii) exchange new 2.250% Notes due 2017 that have been registered under the Securities Act (the “New 2017 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 2.250% Notes due 2017 (the “Outstanding 2017 Notes”), (iii) exchange new 6.125% Notes due 2018 that have been registered under the Securities Act (the “New 2018 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 6.125% Notes due 2018 (the “Outstanding 2018 Notes”), (iv) exchange new 5.375% Notes due 2020 that have been registered under the Securities Act (the “New 2020 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 5.375% Notes due 2020 (the “Outstanding 2020 Notes”), (v) exchange new 3.500% Notes due 2022 that have been registered under the Securities Act (the “New 2022 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 3.500% Notes due 2022 (the “Outstanding 2022 Notes”), (vi) exchange new 6.875% Notes due 2039 that have been registered under the Securities Act (the “New 2039 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 6.875% Notes due 2039 (the “Outstanding 2039 Notes”), (vii) exchange new 6.500% Notes due 2040 that have been registered under the Securities Act (the “New 2040 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 6.500% Notes due 2040 (the “Outstanding 2040 Notes”), and (viii) exchange new 5.000% Notes due 2042 that have been registered under the Securities Act (the “New 2042 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 5.000% Notes due 2042 (the “Outstanding 2042 Notes”). We refer to these eight series of new notes collectively as the “New Notes.” Similarly, we refer to the eight series of outstanding notes collectively as the “Outstanding Notes.” As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the terms of the Outstanding Notes, except the New Notes will not contain transfer restrictions and holders of New Notes will not contain transfer restrictions and holders of New Notes will have been registered under the Securities Act, will not bear the restrictive legends restricting their transfer under the Securities Act and will not contain the registration rights and additional interest provisions contained in the Outstanding Notes.

The enclosed material is being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account or benefit but not registered in your name. An exchange of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions. Therefore, we urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to exchange any or all such Outstanding Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed

Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Outstanding Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to exchange the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012 (the “Expiration Date”), unless extended by the Issuer. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Outstanding Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of Outstanding Notes from the holder of Outstanding Notes to the Issuer will be paid by the Issuer.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2012, unless extended by the Issuer.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to exchange Outstanding Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Kraft Foods Group, Inc. with respect to their Outstanding Notes.

This will instruct you to tender for exchange the aggregate principal amount of Outstanding Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Outstanding 2015 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2015 Notes

1.625% Notes due 2015	$

☐ Please do not tender any Outstanding 2015 Notes held by you for my account.

Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2017 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2017 Notes

2.250% Notes due 2017	$

☐ Please do not tender any Outstanding 2017 Notes held by you for my account.

Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2018 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2018 Notes

6.125% Notes due 2018	$

☐ Please do not tender any Outstanding 2018 Notes held by you for my account.

Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2020 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2020 Notes

5.375% Notes due 2020	$

☐ Please do not tender any Outstanding 2020 Notes held by you for my account.

Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2022 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2022 Notes

3.500% Notes due 2022	$

☐ Please do not tender any Outstanding 2022 Notes held by you for my account.

Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2039 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2039 Notes

6.875% Notes due 2039	$

☐ Please do not tender any Outstanding 2039 Notes held by you for my account.

Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2040 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2040 Notes

6.500% Notes due 2040	$

☐ Please do not tender any Outstanding 2040 Notes held by you for my account.

Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

Please tender the Outstanding 2042 Notes held by you for my account as indicated below:

Aggregate Principal Amount of Outstanding 2042 Notes

5.000% Notes due 2042	$
☐ Please do not tender any Outstanding 2042 Notes held by you for my account.
Dated: , 2012

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.